Exhibit 10.13

EXECUTION VERSION

THIRD AMENDMENT

THIS THIRD AMENDMENT, dated as of August 16, 2016 (this “Amendment”), is among DIEBOLD, INCORPORATED, an Ohio corporation (the “Company”) and JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent, and applies with respect to that certain Credit Agreement, dated as of November 23, 2015, as amended by that certain Replacement Facilities Effective Date Amendment, dated as of December 23, 2015 and that Second Amendment, dated as of May 6, 2016 (the “Existing Credit Agreement”, as amended by this Amendment and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Terms used but not defined herein shall have the respective meanings ascribed thereto in the Existing Credit Agreement (as hereinafter defined).

ARTICLE I. AMENDMENT. Pursuant to Section 8.2.5 of the Existing Credit Agreement, Section 9.1(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) The Company hereby unconditionally and irrevocably guarantees to the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (for the avoidance of doubt, other than Obligations for which the Company is already the direct obligor); and”

ARTICLE II. MISCELLANEOUS.

2.1 On and after the date hereof, references in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended, restated, modified or supplemented from time to time. This Amendment shall constitute a Loan Document.

2.2 This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic mail message shall be effective as delivery of a manually executed counterpart of this Amendment.

2.3 This Amendment shall be construed in accordance with and governed by the law of the State of New York.

2.4 Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DIEBOLD, INCORPORATED

By:	/s/ Steve Wolgamott

Name:	Steve Wolgamott
Title:	Vice President & Assistant Treasurer

Diebold Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Lisa Whatley

Name:	Lisa Whatley
Title:	Managing Director

Diebold Amendment